Exhibit 99.2

February 23, 2018

To:	Sunlands Online Education Group

Building 4-6, Chaolai Science Park, No. 36

Chuangyuan Road, Chaoyang District

Beijing, 100012, the People’s Republic of China

Re:	Legal Opinion on Certain PRC Law Matters

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC (for the purposes of this opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).

We have acted as PRC counsel to Sunlands Online Education Group, a company incorporated under the laws of the Cayman Islands (the “Company”). With respect to (i) the proposed initial public offering (the “Offering”) of the Company’s American Depositary Shares (the “ADSs”), representing Class A ordinary shares (the “Shares”), par value $0.00005 per share, of the Company as set forth in the Company’s registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”), including all amendments or supplements thereto, and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange, you have requested us to furnish an opinion to you as to the matters hereinafter set forth.

A.	Documents Examined, Definition and Information Provided

In connection with the furnishing of this opinion, we have examined copies, certified or otherwise identified to our satisfaction, of documents provided by or on behalf of the Company, and such other documents, the Registration Statement, corporate records, certificates, Government Authorizations (as defined below) and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the certificates issued by PRC government authorities and officers of the Company. All of these documents are hereinafter collectively referred to as the “Documents”.

Unless the context of this opinion otherwise provides, the following terms in this opinion shall have the meanings set forth below:

“Government Authorizations” means all Government Authorizations, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, endorsements, annual inspections, qualifications and licenses required by applicable PRC Laws.

“PRC Company” means Beijing Shangde Online Education Technology Co., Ltd., which is a company incorporated in accordance with the PRC Laws.

“PRC Entities” means all of the WFOEs, PRC Company, PRC Subsidiaries and the Schools.

“PRC Subsidiaries” means any company controlled directly or indirectly by PRC Company, including the entities listed in Schedule I-A of this opinion, all of which are companies incorporated in accordance with the PRC Laws.

“PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations currently in force and publicly available in the PRC on the date hereof.

“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Schools” means all of the schools founded and operated by PRC Company, directly or indirectly, including the entities listed in Schedule I-B of this opinion.

“WFOEs” means Tianjin Studyvip Education Co., Limited and Wuhan WFOE, which of them are the Company’s wholly-owned subsidiaries located in the PRC.

“Wuhan WFOE” means Wuhan Studyvip Online Education Co., Limited, the Company’s wholly-owned subsidiary located in the PRC.

Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Statement.

B.	Assumptions

In our examination of the aforesaid Documents, we have assumed, without independent investigation and inquiry that:

1.	all signatures, seals and chops are genuine and were made or affixed by representatives duly authorized by the respective parties, all natural persons have the necessary legal capacity, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photo static copies conform to the originals;

2.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this opinion; and

3.	each of the parties to the Documents (except the PRC Entities) is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and has been duly approved and authorized where applicable by the competent governmental authorities of the relevant jurisdiction to carry on its business and to perform its obligations under the Documents to which it is a party.

In expressing the opinions set forth herein, we have relied upon the factual matters contained in the representations and warranties set forth in the Documents.

C.	Opinion

Based upon the foregoing, we are of the opinion that:

1. With Respect to the Corporate Structure and Contractual Arrangements among Wuhan WFOE, PRC Subsidiaries, PRC Company and Its Shareholders

(a)     Each of the parties to the contractual arrangements and agreements by and among Wuhan WFOE, the PRC Subsidiaries, the Schools, PRC Company and its shareholders that has been filed as exhibits to the Registration Statement (collectively, the “VIE Contracts”) has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the VIE Contracts and such obligations constitute valid, legal and binding obligations enforceable in accordance with the terms of each of the VIE Contracts against each of them. No Government Authorizations are required to be done or obtained for the performance of the respective parties of their obligations and the transactions contemplated under the VIE Contracts other than those already obtained, except when Wuhan WFOE decides to exercise the option granted under the Option Agreement to purchase the equity interests in PRC Company, such purchase shall be subject to prior approval by the Ministry of Commerce or its local counterpart and be further subject to registrations with the relevant government authorities.

(b)    The execution, delivery and performance by each of the relevant parties of their respective obligations under each of the VIE Contracts, does not and will not contravene, result in a breach or violation of or constitute a default under (i) any of the terms and provisions of their respective articles of association or any of their respective business licenses and constitutive documents, (ii) any applicable PRC Laws, or (iii) any material agreement or instrument to which any of them is expressed to be a party or which is binding on any of them or any of their assets, and to the best of our knowledge after due and reasonable inquiry, none of the PRC Entities and its shareholders thereto is in breach or default in the performance of any of the terms or provisions of such VIE Contacts.

(c)    The description of the corporate structure of the Company and the PRC Entities and the VIE Contracts as set forth under the captions “Corporate History and Structure” and “Related Party Transactions” in the Prospectus are true and accurate in all material respects and insofar as related to PRC Laws nothing has been omitted from such description in all material respects which would make the same misleading. The corporate and ownership structures of the Company and the PRC Entities as set forth in the Prospectus is in compliance with the PRC Laws.

2.With respect to the M&A Rules

According to “Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors” (the “M&A Rule”), issued by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the State Administration for Foreign Exchange and the China Securities Regulatory Commission (the “CSRC”) on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals is required to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. The Company acquired contractual control rather than acquired any equity interests in the PRC Company, the PRC Subsidiaries and the Schools and is hence not a special purpose vehicle formed or controlled by PRC individuals as defined under the M&A Rules. Therefore, the M&A Rule and related regulations do not require that the Company obtain prior CSRC approval for the consummation of the Offering or the listing and trading of its ADSs on the New York Stock Exchange.

3. Taxation

The statements set forth under the caption “Taxation” in the Prospectus, insofar as they constitute statements of PRC tax law, are accurate in all material respects and that such statements constitute our opinion, and insofar as related to PRC Laws nothing has been omitted from such statements in all material respects which would make the same misleading.

4. Enforceability of Civil Procedures

The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

5. Statements in the Prospectus

The statements in the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Related Party Transactions,” “Enforceability of Civil Liabilities,” “Regulation,” “Management” and “Dividend Policy,” insofar as such statements constitute summaries of the PRC legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the PRC Laws, fairly present the information and summarize in all material respects the matters referred to therein; and such statements are true and accurate in all material aspects, and correctly set forth therein, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading.

D.	Consent

We hereby consent to the use of our name under the captions “Risk Factors,” “Corporate History and Structure,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Regulation,” “Taxation” and “Legal Matters” in the Registration Statement.

This opinion relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. PRC Laws referred to herein are laws currently in force as of the date of this opinion and there is no guarantee that any of such laws , or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm

Schedule II — List of the PRC Subsidiaries and Schools

Schedule II-A – List of the PRC Subsidiaries

1.	Beijing Shangzhi Jiaye Education Technology Co., Ltd

2.	Beijing Shangren Chongye Education Technology Co., Ltd

3.	Beijing Shangren Chongye Education Technology Co., Ltd, Gongzhufen Branch

4.	Beijing Shangren Chongye Education Technology Co., Ltd, Dongcheng Branch

5.	Beijing Shangren Chongye Education Technology Co., Ltd, Guomao Branch

6.	Beijing Shangren Chongye Education Technology Co., Ltd, Haerbin Branch

7.	Beijing Shangren Chongye Education Technology Co., Ltd, Tianjin Branch

8.	Beijing Shangren Chongye Education Technology Co., Ltd, Changchun Branch

9.	Beijing Shangren Chongye Education Technology Co., Ltd, Yulin Branch

10.	Beijing Shangren Chongye Education Technology Co., Ltd, Xianyang Branch

11.	Beijing Shangren Chongye Education Technology Co., Ltd, Weinan Branch

12.	Beijing Shangren Chongye Education Technology Co., Ltd, Xian Commerce Information Consultation Branch

13.	Beijing Shangren Chongye Education Technology Co., Ltd, Shenyang Branch

14.	Beijing Shangren Chongye Education Technology Co., Ltd, Dalian Branch

15.	Beijing Shangren Chongye Education Technology Co., Ltd, Jinan Branch

16.	Beijing Shangren Chongye Education Technology Co., Ltd, Weifang Branch

17.	Beijing Shangren Chongye Education Technology Co., Ltd, Qingdao Branch

18.	Beijing Shangren Chongye Education Technology Co., Ltd, Yantai Branch

19.	Beijing Shangren Chongye Education Technology Co., Ltd, Tangshan Branch

20.	Beijing Shangren Chongye Education Technology Co., Ltd, Handan Branch

21.	Beijing Shangren Chongye Education Technology Co., Ltd, Shijiazhuang Branch

22.	Beijing Shangren Chongye Education Technology Co., Ltd, Baoding Branch

23.	Beijing Shangren Chongye Education Technology Co., Ltd, Xinxiang Branch

24.	Beijing Shangren Chongye Education Technology Co., Ltd, Zhengzhou Branch

25.	Beijing Shangren Chongye Education Technology Co., Ltd, Zhoukou Branch

26.	Beijing Shangren Chongye Education Technology Co., Ltd, Luoyang Branch

27.	Beijing Shangren Chongye Education Technology Co., Ltd, Nanyang Branch

28.	Beijing Shangren Chongye Education Technology Co., Ltd, Yinchuan Branch

29.	Beijing Shangren Chongye Education Technology Co., Ltd, Urumqi Branch

30.	Beijing Shangren Chongye Education Technology Co., Ltd, Lanzhou Branch

31.	Beijing Shangren Chongye Education Technology Co., Ltd, Xining Branch

32.	Beijing Shangren Chongye Education Technology Co., Ltd, Taiyuan Branch

33.	Beijing Shangren Chongye Education Technology Co., Ltd, Datong Branch

34.	Beijing Shangren Chongye Education Technology Co., Ltd, Yuncheng Branch

35.	Beijing Shangren Chongye Education Technology Co., Ltd, Linfen Branch

36.	Beijing Shangren Chongye Education Technology Co., Ltd, Changsha Branch

37.	Beijing Shangren Chongye Education Technology Co., Ltd, Wuhu Branch

38.	Beijing Shangren Chongye Education Technology Co., Ltd, Hefei Branch

39.	Beijing Shangren Chongye Education Technology Co., Ltd, Nanjing Branch

40.	Beijing Shangren Chongye Education Technology Co., Ltd, Suzhou Branch

41.	Beijing Shangren Chongye Education Technology Co., Ltd, Wuxi Branch

42.	Beijing Shangren Chongye Education Technology Co., Ltd, Huaian Branch

43.	Beijing Shangren Chongye Education Technology Co., Ltd, Taizhou Branch

44.	Beijing Shangren Chongye Education Technology Co., Ltd, Yancheng Branch

45.	Beijing Shangren Chongye Education Technology Co., Ltd, Yangzhou Branch

46.	Beijing Shangren Chongye Education Technology Co., Ltd, Changzhou Branch

47.	Beijing Shangren Chongye Education Technology Co., Ltd, Zhenjiang Branch

48.	Beijing Shangren Chongye Education Technology Co., Ltd, Suqian Branch

49.	Beijing Shangren Chongye Education Technology Co., Ltd, Nantong Branch

50.	Beijing Shangren Chongye Education Technology Co., Ltd, Kunshan Branch

51.	Beijing Shangren Chongye Education Technology Co., Ltd, Xuzhou Branch

52.	Beijing Shangren Chongye Education Technology Co., Ltd, Lianyungang Branch

53.	Beijing Shangren Chongye Education Technology Co., Ltd, Hangzhou Branch

54.	Beijing Shangren Chongye Education Technology Co., Ltd, Taizhou Branch

55.	Beijing Shangren Chongye Education Technology Co., Ltd, Wenzhou Branch

56.	Beijing Shangren Chongye Education Technology Co., Ltd, Yiwu Branch

57.	Beijing Shangren Chongye Education Technology Co., Ltd, Shaoxing Branch

58.	Beijing Shangren Chongye Education Technology Co., Ltd, Jinhua Branch

59.	Beijing Shangren Chongye Education Technology Co., Ltd, Ningbo Branch

60.	Beijing Shangren Chongye Education Technology Co., Ltd, Jiaxing Branch

61.	Beijing Shangren Chongye Education Technology Co., Ltd, Jiangyin Branch

62.	Beijing Shangren Chongye Education Technology Co., Ltd, Yixing Branch

63.	Beijing Shangren Chongye Education Technology Co., Ltd, Changshu Branch

64.	Beijing Shangren Chongye Education Technology Co., Ltd, Rugao Branch

65.	Beijing Shangren Chongye Education Technology Co., Ltd, Dezhou Branch

66.	Beijing Shangren Chongye Education Technology Co., Ltd, Taian Branch

67.	Beijing Shangren Chongye Education Technology Co., Ltd, Zhangjiagang Branch

68.	Beijing Shangren Chongye Education Technology Co., Ltd, Zibo Branch

69.	Beijing Shangren Chongye Education Technology Co., Ltd, Dongying Branch

70.	Guangdong Shangde Online Education Technology Co., Ltd

71.	Guangdong Shangde Online Education Technology Co., Ltd, Futian Branch

72.	Guangdong Shangde Online Education Technology Co., Ltd, Haikou Branch

73.	Guangdong Shangde Online Education Technology Co., Ltd, Longhua Branch

74.	Guangdong Shangde Online Education Technology Co., Ltd, Nanshan Branch

75.	Guangdong Shangde Online Education Technology Co., Ltd, Longgang Branch

76.	Guangdong Shangde Online Education Technology Co., Ltd, Baoan Branch

77.	Guangdong Shangde Online Education Technology Co., Ltd, Luohu Branch

78.	Guangdong Shangde Online Education Technology Co., Ltd, Maoming Branch

79.	Guangdong Shangde Online Education Technology Co., Ltd, Shantou Branch

80.	Guangdong Shangde Online Education Technology Co., Ltd, Dongguan Branch

81.	Guangdong Shangde Online Education Technology Co., Ltd, Zhangzhou Branch

82.	Guangdong Shangde Online Education Technology Co., Ltd, Quanzhou Branch

83.	Guangdong Shangde Online Education Technology Co., Ltd, Fuzhou City Gulou District Branch

84.	Guangdong Shangde Online Education Technology Co., Ltd, Huizhou Branch

85.	Guangdong Shangde Online Education Technology Co., Ltd, Wuhan Branch

86.	Guangdong Shangde Online Education Technology Co., Ltd, Xiangyang Branch

87.	Guangdong Shangde Online Education Technology Co., Ltd, Chengdu Branch

88.	Guangdong Shangde Online Education Technology Co., Ltd, Jinjiang Branch

89.	Guangdong Shangde Online Education Technology Co., Ltd, Chongqing Branch

90.	Guangdong Shangde Online Education Technology Co., Ltd, Nanchang Branch

91.	Guangdong Shangde Online Education Technology Co., Ltd, Kunming Branch

92.	Guangdong Shangde Online Education Technology Co., Ltd, Jiangmen Branch

93.	Guangdong Shangde Online Education Technology Co., Ltd, Tianhe Branch

94.	Guangdong Shangde Online Education Technology Co., Ltd, Panyu Branch

95.	Guangdong Shangde Online Education Technology Co., Ltd, Haizhu Branch

96.	Guangdong Shangde Online Education Technology Co., Ltd, Zhuhai Branch

97.	Guangdong Shangde Online Education Technology Co., Ltd, Chancheng Branch

98.	Guangdong Shangde Online Education Technology Co., Ltd, Yuexiu Branch

99.	Guangdong Shangde Online Education Technology Co., Ltd, Nanning Branch

100.	Guangdong Shangde Online Education Technology Co., Ltd, Zhongshan Branch

101.	Guangdong Shangde Online Education Technology Co., Ltd, Zhenjiang Branch

102.	Guangdong Shangde Online Education Technology Co., Ltd, Xiamen Branch

103.	Guangzhou Shangde Internet Training Technology Co., Ltd, Foshan Branch

104.	Guangdong Shangde Online Education Technology Co., Ltd, Guiyang Branch

105.	Shanghai Shangchi Education Technology Co., Ltd

106.	Beijing Shangren Chongde Education Technology Co., Ltd

107.	Beijing Shangren Side Education Technology Co., Ltd

108.	Guangzhou Shangzhi Side Education Technology Co., Ltd

109.	Guangzhou Shangzhi Side Education Technology Co., Ltd, Shenzhen Branch

110.	Beijing Shangde Online Education Technology Co., Ltd, Shenzhen Branch

111.	Beijing Shangde Online Education Technology Co., Ltd, Xiamen Branch

112.	Beijing Shangde Online Education Technology Co., Ltd, Guangzhou Branch

Schedule II-B – List of the Schools

1.	Guangzhou Youhe Self-study Training School

2.	Shanghai Shangchi Institute